Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Kent Rockwell, Brian W. Smith and JoEllen Lyons Dillon, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-3 (Registration No. 333-203353), any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of August 9, 2016 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

Signature	Title

/s/ Gregory Pashke Gregory Pashke	Director

/s/ William F. Strome William F. Strome	Director